Exhibit 99
                               Cell Genesys, Inc.
                           Consolidating Balance Sheet
                               September 30, 1996
                                 (In thousands)


                                                           GENE THERAPY       ABGENIX,
                                                            BUSINESS            INC.        ELIMINATIONS    CONSOLIDATED
                                                           -------------------------------------------------------------
         ASSETS
         Current assets:
            Cash and cash equivalents                       $   2,630        $   6,955        $       -        $   9,585
            Short-term investments                             65,404            2,941                -           68,345
            Prepaid expenses and other current assets
                                                                1,036                -             (114)             922
                                                           -------------------------------------------------------------
         Total current assets                                  69,070            9,896             (114)          78,852

         Property and equipment at cost,  net                   8,648               14                -            8,662
         Investment in Abgenix, Inc.                           10,194                -          (10,194)               -
         Long-term inter-company note
             receivable                                           825                -             (825)               -
         Deposits and other assets                                152              421               44              617
                                                           -------------------------------------------------------------
                                                            $  88,889        $  10,331        $ (11,089)       $  88,131
                                                           =============================================================

         LIABILITIES AND STOCKHOLDERS' EQUITY
         Current liabilities:
            Accounts payable                                $     984        $     114        $    (114)       $     984
            Accrued compensation and benefits                     837              231                -            1,068
            Deferred revenue from related parties               2,389              (15)               -            2,374
            Other accrued liabilities                           1,989                -                -            1,989
            Current portion of property and
                equipment financing                             2,723                -                -            2,723
                                                           -------------------------------------------------------------
         Total current liabilities                              8,922              330             (114)           9,138

         Long-term inter-company note payable                       -              825             (825)               -
         Non-current portion of property and
            equipment financing                                 6,479                -                -            6,479

         Stockholders' equity:
            Common stock                                           16                -                -               16
            Additional paid-in capital                        127,091                -                -          127,091
            Preferred stock - Abgenix                               -           10,150          (10,150)               -
            Accumulated deficit                               (53,619)            (974)               -          (54,593)
                                                           -------------------------------------------------------------
         Total stockholders' equity                            73,488            9,176          (10,150)          72,514
                                                           -------------------------------------------------------------
                                                            $  88,889        $  10,331        $ (11,089)       $  88,131
                                                           =============================================================

                               Cell Genesys, Inc.
                      Consolidating Statement of Operations
                        Quarter ended September 30, 1996
                                 (In thousands)


                                                GENE THERAPY      ABGENIX,
                                                  BUSINESS          INC.    ELIMINATIONS  CONSOLIDATED
                                                ------------------------------------------------------

         Revenue under collaborative
            agreements with related parties       $ 3,743        $   803        $   (46)       $ 4,500

         Operating expenses:

            Research and development                5,581          1,477            (46)         7,012

            General and administrative              1,223            390              -          1,613

                                                ------------------------------------------------------
         Total operating expenses                   6,804          1,867            (46)         8,625

         Interest income                            1,001             90              -          1,091

         Interest expense                            (282)             -              -           (282)
                                                ------------------------------------------------------

         Net loss                                 $(2,342)       $  (974)             -        $(3,316)
                                                ======================================================


Note to Consolidating Financial Statements

Abgenix, Inc. was formed June 24, 1996 and commenced operations July 15, 1996. Amounts shown are from July 15, 1996 through September 30, 1996.


                                       14